Exhibit 10.4

MARKET DEVELOPMENT COLLABORATION AGREEMENT

This Market Development Collaboration Agreement (the “Agreement”) entered into and made effective as of September 18, 2024 (the “Effective Date”) by and between Pearsanta, Inc., a Delaware corporation (“Pearsanta”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem”) (with each referred to individually as a “Party” and together, referred to as “Parties”).

WHEREAS, Pearsanta specializes in developing innovative diagnostic and monitoring products/services with a focus on precision health; and

WHEREAS, Evofem is in the business of commercializing innovative women’s sexual and reproductive health products and has developed considerable expertise and an extensive network of relationships in the women’s health space; and

WHEREAS, Pearsanta is developing a go-to-market strategy for the planned launch of its Mitomic Endometriosis Test (“MET”), pending completion of clinical validation studies, and seeks to leverage existing relationships and capitalize on cross-subsidiary synergies within the Aditxt platform to potentiate this process; and

WHEREAS, Evofem seeks to further expand and diversify its portfolio of products that address significant women’s health challenges and broaden its market reach; and

WHEREAS, the Parties desire to engage in a collaboration whereby: (i) Pearsanta leverages Evofem’s experience, specialized knowledge, and extensive network of relationships to assist Pearsanta in the development of its go-to-market plan to strategically position MET for a successful launch and broad, early market adoption; and (ii) Evofem gains a right of first refusal (“ROFR”) to be appointed as Pearsanta’s first distribution partner in the United States for MET.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	COLLABORATION

1.1	Evofem agrees to collaborate with and assist Pearsanta in the development of its go-to-market strategy and plan for MET. The collaboration will focus on leveraging Evofem’s expertise and extensive network within women’s health for assistance in areas including but not limited to market research and analysis, identification and engagement of key opinion leaders, pricing and reimbursement strategy, and stakeholder engagement, with such activities more fully defined in Exhibit A, attached hereto.

1.2	Pearsanta herein grants Evofem a ROFR to be appointed as the first distribution partner in the U.S., for MET. Prior to the commercial launch of MET, the parties will work in good faith to negotiate and execute a distribution agreement.

1.3	Pearsanta’s Mitomic platform serves as a biomarker engine with deep potential to develop additional diagnostics. Pearsanta will collaborate with Evofem to potentially further expand Evofem’s women’s health business with future Mitomic diagnostics developed by Pearsanta for women’s health conditions, such as a Mitomic Ovarian Test (“MOT”) for early detection of ovarian cancer. Distribution of any such tests would be provided for by separate written agreements between the Parties.

1.4	Each party shall pay its own cost and expenses in connection with the execution of this Agreement and the collaboration set forth in this Section 1 herein and in Exhibit A, attached hereto (the “Collaboration”). Notwithstanding the above, The Parties may mutually agree in writing, in advance, to alternative treatment of payment of certain costs or expenses.

1.5	Upon mutual consent in writing, the Parties may establish collaboration management teams, collaboration policies and procedures, and /or a collaboration development plan.

2.	RIGHT OF FIRST REFUSAL. Evofem shall have the right of first refusal (“ROFR”) pursuant to this Agreement, which applies solely to the distribution of the Mitomic Endometriosis Test (MET), for a period of 24 months from the execution of this Agreement (the “ROFR Term”). The ROFR shall only be triggered if during the ROFR Term: (i) Pearsanta or any of its affiliates or successors seeks to distribute MET in the U.S.; and (ii) Evofem has accomplished all the agreed-upon milestones set forth in Exhibit A. Upon both aforementioned conditions being met, Pearsanta shall officially offer Evofem the right to distribute MET in the U.S. as Pearsanta’s first MET distribution partner in the U.S. (the “Offer”). The Offer shall be made in writing and will include a commercially reasonable draft term sheet outlining all material deal points and a template distribution agreement for review, including key commercial terms such as distribution structure, fees, timelines, and responsibilities. Evofem shall have 30 days from receipt of the Offer to negotiate terms with Pearsanta and accept or decline the proposed term sheet. If Evofem does not respond within the 30-day period, the ROFR will be deemed declined. If Evofem exercises its ROFR within the 30-day period, the Parties shall work in good faith to negotiate and execute a final distribution agreement within 60 days of Evofem’s acceptance. If the Parties are unable to reach a final agreement within the 60-day negotiation period, either Party may terminate the negotiations, and the ROFR shall terminate. Any assignment of this ROFR to an affiliate or successor of Evofem shall be subject to the prior written approval of Pearsanta.

3.	TERM AND TERMINATION

3.1	Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years, unless earlier terminated in accordance with Section 3.2 (the “Term”). Any extension of the Term shall be subject to mutual written agreement between the Parties.

3.2	Termination. With the exclusion of the ROFR, this Agreement may be terminated by either Party at any time, at its sole and absolute discretion, effective upon thirty (30) days prior written notice by the terminating Party to the other Party. Upon a breach by a Party of its obligations with respect to Confidential Information, the non-breaching Party may terminate this Agreement with immediate effect after issuing written notice to the breaching Party.

3.3	Effect of Termination. The obligations set forth in Sections 4 (Confidential Information), 5 (Indemnification), and 6 (General Provisions) shall survive any termination or expiration of this Agreement. Upon termination of this Agreement, each Party shall promptly destroy or deliver to the other Party all documents and other materials of any nature pertaining to the Collaboration, together with all documents and other items containing or pertaining to any Confidential Information.

4.	CONFIDENTIAL INFORMATION

4.1	At all times, both during the Term and thereafter, each Party receiving Confidential Information (defined below) (the Receiving Party and its Representatives (defined below) shall hold in strictest confidence and shall not disclose, lecture upon, or publish any of the disclosing Party’s (“Disclosing Party”) Confidential Information, except to the extent such disclosure, use, or publication is expressly authorized in a prior writing by an officer of the Disclosing Party. Each Receiving Party shall use such Confidential Information only as may be required in direct connection with the Collaboration. “Representatives” means, with respect to each Party, its affiliates, any successor or assignee, and the officers, directors, employees, financial and other professional advisers, financing sources, co-investors, consultants, controlling persons, agents and representatives (as applicable) of the Party and/or its affiliates. Both Parties agree that Confidential Information shall be used solely in connection with the Collaboration. Neither Party will disclose the other Party’s Confidential Information to any third party without the other Party’s written consent.

4.2	The term “Confidential Information” shall mean trade secrets, confidential knowledge, data and any other proprietary non-public information that the each Disclosing Party owns, licenses or has obtained from third parties to whom the Disclosing Party owes a duty of confidentiality with respect to such information, including, but not limited to: (i) inventions, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, processes, discoveries, designs, techniques and other sensitive information the Disclosing Party receives from its customers or other third parties; (ii) technical information relating to the Disclosing Party’s existing and future products, including, where appropriate and without limitation, financial techniques and procedures, financial production, software, firmware, information, patent disclosures, patent applications, development or experimental work, formulae, engineering or test data, product specifications, structures, models, techniques, processes and apparatus relating to the same disclosed by Disclosing Party to Receiving Party or obtained by Receiving Party through observation or examination of information or developments; (iii) confidential marketing information (including without limitation marketing strategies, customer names and requirements and products and services, prices, margins and costs); (iv) confidential future product plans; (v) confidential financial information provided to receiving Party by Disclosing Party; (vi) personnel information (including, without limitation, employee compensation); (vii) personal information of the Parties, and (viii) other confidential business information of the Disclosing Party or any third party. Notwithstanding the foregoing, information received by Receiving Party shall not be considered Confidential Information if: (x) it has been published or is otherwise readily available to the public by means other than a breach of this Agreement; (y) it has been rightfully received by Receiving Party from a third party without any confidentiality limitations; or (z) it was known by Receiving Party, as evidenced by its records, prior to its disclosure by the Disclosing Party.

5.	INDEMNIFICATION. Each Party agrees to mutually indemnify, defend, and hold harmless the other Party and their respective affiliates, directors, officers, counsel, employees, agents, members, managers, successors, assigns, and controlling persons (each, an “Indemnified Party”) from and against any and all losses, claims, damages, costs, expenses, and liabilities (including any investigatory, legal, and other expenses incurred as they are incurred by an Indemnified Party in connection with preparing for or defending any action, claim, or proceeding, whether or not resulting in any liability) (collectively, “Indemnifiable Losses”) to which any Indemnified Party may become subject or liable relating to or arising out of (a) this Agreement or the services to be performed under this Agreement or any agreement between the Parties to this Agreement, (b) any transactions referred to in this Agreement or any transactions arising out of the transactions contemplated by this Agreement, (c) any inaccuracy in or breach in the representations and warranties contained in this Agreement, and (d) any failure to perform under this Agreement, provided that a Party shall not be liable to an Indemnified Party in any such case to the extent that any such Indemnifiable Loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted as a direct and proximate cause from the willful misconduct or gross negligence of an Indemnified Party. No Indemnified Party shall be liable, responsible, or accountable in damages and costs and expenses (including attorneys’ fees) under this Agreement except for any liability for losses, claims, damages, or liabilities finally judicially determined to have resulted solely and exclusively from actions taken or omitted to be taken as a direct result of such Indemnified Party’s gross negligence or willful misconduct. If for any reason, except as specifically provided herein, the foregoing indemnity for Indemnifiable Losses is unavailable to an Indemnified Party or insufficient to fully hold any Indemnified Party harmless, the non-Indemnified Party agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such Indemnifiable Losses in such proportion as is appropriate to reflect the relative benefits received by and fault of the non-Indemnified Party, on the one hand, and the relative benefits received by and fault of the Indemnified Party, on the other hand.

6.	GENERAL PROVISIONS

6.1	No Third-Party Beneficiaries. The provisions of this Agreement are intended only for the regulation of relations among the Parties hereto. This Agreement is not intended for the benefit of creditors or other third parties, and no rights are granted to such individuals or entities except where expressly referenced herein.

6.2	Binding Effect; Successors and Assigns. The rights and obligations of the Parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors, administrators and permitted assigns. Neither Party may assign or delegate obligations under this Agreement either in whole or in part without the prior written consent of the other Party.

6.3	Governing Law; Venue; Construction. This Agreement shall be governed by and construed according to the laws of the State of Delaware, including with respect to any statute of limitations and without regards to conflicts of laws rules. The Parties consent and agree that the venue for any dispute in connection with this Agreement shall lie exclusively in the state or federal courts located in the State of New York. This Agreement shall be deemed drafted equally by both the Parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any Party shall not apply. The section and paragraph headings in this Agreement are only for convenience and are not intended to affect the meaning, construction or interpretation of this Agreement.

6.4	Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed, and the remainder of this Agreement shall continue in full force and effect.

6.6	Entire Agreement; Amendment. This Agreement and the Exhibits hereto constitute the final, exclusive and complete understanding and agreement of the Parties with respect to the subject matter hereto, and supersedes all prior and contemporaneous agreements, arrangements and understandings. Except as otherwise stated herein, no representation, promise, inducement or statement of intention has been made by any Party hereto which is not embodied in this Agreement, and no Party hereto shall be bound by, or liable for, any alleged representation, promise, inducement or statement of intention not set forth herein. Any amendment to any provision of this Agreement shall be effective only if in writing and signed by the Parties.

6.7	Waiver. No waiver or modification of this Agreement or any covenant, condition, or limitation herein shall be valid unless in writing and duly executed by the Parties hereto, and no evidence of any waiver or modification shall affect this Agreement, or the rights or obligations of any Party hereunder, unless such waiver or modification is in writing and duly executed by the Parties hereto. The Parties hereto further agree that the provisions of this Section may not be waived except as herein set forth.

6.8	Notices. Any notices required or permitted hereunder shall be given to the appropriate Party as follows:

To Pearsanta:

Pearsanta, Inc.

Attn:

737 North 5th Street

Suite 200,

Richmond, Virginia 23219

Email: cmitton@pearsanta.com

To Evofem:

Evofem Biosciences, Inc.

Attn: Saundra Pelletier, CEO

7770 Regents Road

Suite 113-618

San Diego, California 92122

Email: spelletier@evofem.com

Such notice shall be deemed given upon delivery to the appropriate address, upon delivery by facsimile, electronic mail (with delivery confirmation), or three (3) days after the date of mailing if sent by certified or registered mail.

5.9	Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If executed in counterpart, this Agreement shall be binding when one or more counterparts hereof, individually or taken together, bear the signatures of the Parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature pages were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

Pearsanta, Inc.:

By:	/s/ Christopher Mitton
Name:	Christopher Mitton
Title:	President

Evofem Biosciences, Inc.:

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	CEO

Exhibit A

I. Market Research and Analysis

1.	Target Market Identification:

o	Conduct initial research on key demographics and patient profiles for MET in the U.S.

o	Compile and analyze data to finalize patient profiles.

2.	Total Addressable Market (“TAM”) Assessment:

o	Gather epidemiological data and estimate potential MET user base and revenue therefrom.

o	Develop market penetration scenarios and calculate TAM.

II. Pricing and Reimbursement Strategy

1.	Pricing Model Exploration:

o	Explore and model different pricing scenarios.

2.	Reimbursement Strategy:

o	Initiate discussions with the top three (3) payers regarding reimbursement pathways.

III. KOL Identification and Engagement

1.	KOL Identification:

o	Research and shortlist three-to-five (3-5) regional KOLs based on their influence and relevance.

2.	KOL Collaboration:

o	Engage through quarterly calls three-to-five (3-5) KOLs.

IV. Stakeholder Engagement

1.	Patient Advocacy Engagement:

o	Engage, through social media, quarterly calls and events, with the top national advocacy groups to understand patient needs.